EXHIBIT 10.31
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”) is effective as of the 1st day of March, 2025 by and among SKYWARD SPECIALTY INSURANCE GROUP, INC., SKYWARD SERVICE COMPANY, (together “Company’), and ANDREW ROBINSON, (“Executive”).

WITNESSETH:

    WHEREAS, the Company and the Executive entered into that certain Employment Agreement effective May 22, 2020, subsequently amended effective January 1, 2022, (“Employment Agreement”), establishing terms and conditions of Executive’s employment with the Company; and

WHEREAS, the Company and Executive desire to amend certain provisions of the Employment Agreement;

NOW, THEREFORE, in consideration of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Paragraph 4.1 is amended so that Executive’s Base Salary is $1,000,000 and will be reviewed annually by the Board, which can then adjust the Base Salary upward in its discretion.

2.Paragraph 4.2 is amended so that Executive’s target Annual Bonus is at least 150% of his Base Salary and will be reviewed annually by the Board, which can then adjust the target Annual Bonus upward in its discretion.

3.The following is added to the end of Paragraph 5.2:

“The amounts in this paragraph are subject to annual review by the Board and can be adjusted upward by the Board in its discretion.”

    Except as modified by this Second Amendment, the Employment Agreement remains unchanged and continues in full force and effect and, along with this Second Amendment, constitutes the entire contract and understanding between the parties hereto and supersedes all prior agreements, arrangements and understandings related to this matter.

IN WITNESS WHEREOF, the parties have executed this Second Amendment, effective the 1st day of March, 2025.

COMPANY:    EXECUTIVE:

SKYWARD SPECIALTY INSURANCE
GROUP, INC.
a Delaware corporation

SKYWARD SERVICE COMPANY
a Delaware corporation

By: /s/Thomas Schmitt        By:     /s/Andrew Robinson
Name: Thomas Schmitt        Name: Andrew Robinson
Title: Chief People Officer        Date of Execution: March 1, 2025
Date of Execution: March 1, 2025

Address for Notices:                    Address for Notices:
800 Gessner, Suite 600                800 Gessner, Suite 600
Houston, Texas 77024    Houston, Texas 77024
Attention: General Counsel                Attention: Andrew Robinson